UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2013

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Camp Craft Road, Suite 525 Austin, TX 78746
(Address of principal executive offices and Zip Code)

(Registrant’s telephone number, including area code): (512) 222-0975

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement

The information required by this item is included under Item 2.03 of this Current Report on Form 8 K and is incorporated by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2013, our company and our wholly owned subsidiary, Arkanova Acquisition Corporation, entered into a note amendment and interest conversion agreement with Aton Select Funds Limited (“Aton”) to be effective November 15, 2013, whereby: (i) Aton agreed to increase the amount outstanding under the amended and restated secured promissory note entered into as of February 6, 2013 (the “Note”) by $1,705,000.00 (the “Additional Loan Amount”) such that the outstanding principal balance under the Note equals 11,811,025.00; (ii) Aton shall convert the outstanding accrued interest equal to US$466,815.29 into 4,668,152 shares of our common stock (the “Shares”) at a deemed price of US$0.10 per Share (the “Conversion”); and (iii) Aton agreed to extend the maturity date under the Note from March 31, 2014 to December 31, 2015. The Note will be deemed to be amended in all manners and respects in order to the Additional Loan Amount, the Conversion and the Extension and, in all other respects, the Note will remain unchanged and in full force and effect.

The Shares were issued pursuant to Regulation S of the United States Securities Act of 1933, as amended, to Aton on the basis that Aton represented that it is not a U.S Person as such term is defined in Regulation S.

Item 3.02         Unregistered Sales of Equity Securities

The information required by this item is included under Item 2.03 of this Current Report on Form 8 K and is incorporated by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)                     Exhibits

10.1	Note Amendment and Conversion Agreement dated as of November 15, 2013, among Arkanova Energy Corporation, Arkanova Acquisition Corporation and Aton Select Funds Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Reginald Denny
Reginald Denny
CFO and Director

Date: November 22, 2013